SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

NOVOSTE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No Fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock and Series A preferred stock of ONI Medical Systems, Inc. (“ONI”) to be acquired by Novoste Corporation (“Novoste”) in exchange for shares of Novoste’s common stock

(2)	Aggregate number of securities to which transaction applies:

5,929,806 shares of ONI’s common stock, options and warrants to purchase 3,144,940 shares of ONI’s common stock and 9,147,285 shares of ONI’s Series A preferred stock to be acquired by Novoste in exchange for up to 33,055,560 shares of Novoste’s common stock pursuant to the merger of a wholly owned subsidiary of Novoste with and into ONI

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(Set forth the amount on which the filing fee is calculated and state how it was determined):

one third of $0.01, which is one third of the par value per share of each of the ONI common stock and the ONI Series A preferred stock

(4)	Proposed maximum aggregate value of transaction: $60,741

(5)	Total fee paid: $8.00

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No. :

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note:

The following information supplements the proxy statement dated as of August 4, 2005 of Novoste Corporation (“Novoste”), as supplemented on August 26, 2005, and the other soliciting material previously filed by Novoste with the SEC. The following information should be read in conjunction with the proxy statement, the supplement to the proxy statement and such other material.

ONI Medical Systems, Inc.

September 8, 2005

Forward-Looking Statements

This presentation may include forward-looking statements. Forward-looking statements are merely ONI’s expectations or predictions as of September 8, 2005 of future results or events. These statements are inherently uncertain, and actual results and events could differ materially from ONI’s expectations or predictions. Important factors that could cause actual results or events to vary from ONI’s expectations and predictions include the risk factors described in the Proxy Statement dated as of August 4, 2005 of Novoste Corporation, as supplemented on August 26, 2005, and in any additional supplements or other soliciting materials that may be filed by Novoste Corporation with the SEC. ONI and Novoste assume no obligation to update any forward-looking statements to reflect new information or developments.

September 8, 2005

ONI Medical Systems, Inc.

Founded in June 1997

Headquarters - Wilmington, MA Employees - 54

Founded to develop and market a family of dedicated-purpose, Magnetic Resonance Imaging (“MRI”) systems offering hospital-grade performance at a low cost

OrthOne – current product, dedicated high field extremity MRI

Under Development– dedicated MRI to address a broader range of applications beyond the OrthOne system

Our first product, the Orth OneTM, is the only compact, high-field extremity MRI system

September 8, 2005

The ONI Solution - OrthOneTM

Compact yet high-field MRI system

In-office size with hospital-grade image quality

Orthopedic dedication, scans all extremities, except shoulders Patient comfort Economical The first dedicated - purpose, high-field solution designed for orthopedic practices

September 8, 2005

The OrthOne’s Image Quality

The OrthOne produces high-quality images, similar to whole-body MRI systems used in hospitals

Image of patient left knee

Image of patient right wrist

September 8, 2005

ONI’s Strategy

Objective is to become the leading supplier of dedicated purpose MRI Systems to orthopedic practices, hospitals, and imaging centers Direct sales model – continue to expand direct sales force which was restructured in early 2004 Target multi-physician orthopedic practices to establish orthopedic franchise in physician offices Continue to market to hospitals and diagnostic imaging centers Approach rheumatology market opportunistically Introduce a new MRI system in 2007 that is expected to address a broader range of applications beyond the OrthOne system Penetrate international markets Leverage ONI’s existing service organization Increase breadth of product offerings

September 8, 2005

MRI Competition - Orthopedics

High Field >=1.0T

IMAGE QUALITY

Low Field <0.5T

Dedicated Extremity

Open MRI

Whole Body MRI

Field Strength and Design are the Major Variants

Target Customers – Orthopedic Market

Creates a new source of revenue and income for physician practices without competing with existing services and in part offsets declining reimbursement rates for operating procedures and office visits Reimbursement is identical to whole-body systems Provides enhanced in-office services Provides better patient care

Same day diagnosis versus 2-3 visits, faster treatment start Improved comfort and convenience, non-claustrophobic design

Orthopedist maintains control of the patient and generates new revenue opportunities by reducing radiologist referrals Addresses office space and budgetary constraints

September 8, 2005

US Orthopedic Extremity Opportunity

ONI estimates 4,100 orthopedic practices with 4+ physicians in 2002

ONI estimates approximately 1,500 MRI units installed in orthopedic offices

ONI estimates approximately 2,600 orthopedic offices without MRI

The MRI equipment market is estimated to be $1.1 billion in 2005

September 8, 2005

Target Customer – Radiology Overflow

Diagnostic Imaging Centers and Hospitals:

Free up scanning time on existing whole-body system to perform more neuro and other work by offloading extremities to OrthOne Strong financial appeal for CEO & CFO – reduces need to purchase another expensive whole-body system, lower operating costs and break even point High field image quality comparable to whole-body systems Acquire a compact, economical, dedicated MRI system for orthopedic applications Increase MRI scanning productivity Increase speed of patient diagnoses and treatment Reimbursement rate same as that for a whole-body system Reduces patient wait time

September 8, 2005

Financial Information

September 8, 2005

Summary Historical Financial Data

	Six Months						
Condensed Statements of	Ended June 30		Year Ended December 31				
Operations Data:	2005	2004	2004	2003	2002	2001	2000
			(In thousands, expect per share amounts)				
Total Revenue	$5,198	$1,591	$8,887	$8,297	$6,276	$725	$ -
Total Cost of revenue	4,396	1,892	7,826	5,761	4,752	1,358	-
Gross profit (loss)	802	(301)	1,061	2,536	1,524	(633)	-
Research and development	1,102	918	1,843	1,783	2,328	1,766	1,534
Sales and Marketing	1,787	1,798	3,392	2,291	1,894	1,300	234
General and administrative	1,096	929	1,822	1,314	1,255	1,242	936
Loss from operations	(3,183)	(3,946)	(5,996)	(2,852)	(3,953)	(4,941)	(2,704)
Other income (expense)	18	30	(4)	(206)	(188)	67	90
Net Loss	($3,165)	($3,916)	($6,000)	($3,058)	($4,141)	($4,874)	($2,614)
Basic and diluted net loss per share	($0.53)	($0.66)	($1.01)	($0.90)	($2.06)	($4.81)	($2.86)
Weighted average shares outstanding	5,930	5,930	5,930	3,408	2,013	1,014	914

			At December 31				
	At June 30, 2005		2004	2003	2002	2001	2000
			(In thousands)				
Condensed Balance Sheet Data:							
Working capital (deficit)	($3,919)		$356	$2,844	($1,064)	($290)	($100)
Total Assets	8,980		7,829	6,906	5,113	3,667	3,113
Long-term liabilities	883		599	-	-	-	-
Redeemable convertible preferred stock	11,800		11,800	8,500	-	-	-
Accumulated deficit	(26,971)		(23,807)	(17,806)	(14,552)	(10,411)	(5,537)
Total shareholders' equity (deficit)	(14,012)		(10,848)	(4,646)	88	758	552

September 8, 2005

ONI

Financial Summary - Backlog

Backlog 2005 2004

At March 31, $7,167,000 $3,055,000

At June 30, $8,820,000 $4,895,000

September 8, 2005